UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2026, Getty Realty Corp., a Maryland corporation (the “Company”), appointed Nicole Rapport as Vice President and Chief Accounting Officer of the Company effective August 16, 2026. Ms. Rapport will succeed Eugene Shnayderman, Vice President, Chief Accounting Officer and Controller of the Company. On July 28, 2026, Mr. Shnayderman and the Company confirmed that Mr. Shnayderman’s employment with the Company will terminate effective August 14, 2026 (“Separation Date”). Mr. Shnayderman’s separation from the Company is not the result of any disagreement with the Company regarding its operations, policies or practices, including accounting principles or financial reporting or disclosure matters.

The Company and Mr. Shnayderman intend to enter into a separation agreement (the “Separation Agreement”), which will provide for the terms of Mr. Shnayderman’s separation from employment. The Company will file an amendment to this Current Report on Form 8-K to update this disclosure after the terms of the Separation Agreement are finalized.

Ms. Rapport, age 40, most recently served as Vice President at Goldman Sachs from December 2023 through August 2026, where she was Head of Financial Reporting for SEC registered real estate investment trusts and evergreen funds.

Ms. Rapport began her career at Ernst & Young in September 2008 and remained there until December 2023, where she served as an auditor focusing on real estate, hospitality, and construction clients.

Ms. Rapport is a Certified Public Accountant licensed in New York and New Jersey and holds a B.S. in Business Management with concentrations in Accounting and Finance from Boston College, Carroll School of Management.

In connection with Ms. Rapport’s appointment as Vice President and Chief Accounting Officer of the Company, Ms. Rapport will receive an annual base salary of $285,000. In addition, Ms. Rapport will receive a 2026 year-end bonus of no less than $125,000, contingent upon Ms. Rapport not voluntarily terminating her employment or being terminated for cause (as such term is defined in the Company’s form of restricted stock unit grant award under the Second Amended and Restated Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan (the “Plan”)) prior to the payment date. Ms. Rapport will also be eligible for participation in the Company’s compensation and benefit plans and arrangements, including the Plan, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2026.

There are no arrangements or understandings between Ms. Rapport and any other person pursuant to which Ms. Rapport was appointed as Vice President and Chief Accounting Officer. There are no family relationships between Ms. Rapport and any director or executive officer of the Company, and there are no transactions in which Ms. Rapport has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: August 3, 2026	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President Chief Financial Officer and Treasurer

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